Exhibit 24.1

POWER OF ATTORNEY

FOR FORM S-3

Each of the undersigned directors and officers of Danaher Corporation, a Delaware corporation, hereby constitutes and designates each of Jonathan P. Graham and James F. O’Reilly, with the power of substitution, the true and lawful attorney-in-fact of the undersigned to sign for him or her in his or her name, place and stead, in any and all capacities, a registration statement on Form S-3 and any or all amendments (including post-effective amendments) to such registration statement in connection with the registration under the Securities Act of 1933 of an unspecified amount of securities of Danaher Corporation pursuant to such registration statement on Form S-3, including pursuant to an automatic shelf registration statement, or any other appropriate form, and generally to take all actions in his or her name and behalf in his capacity as a director or officer, as applicable, to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission with respect to such filings, hereby ratifying and confirming his or her signature as it may be signed by said attorneys-in-fact to such Form S-3 and any and all amendments (including post-effective amendments) thereto.

Dated this 5th day of May 2009.

/s/ H. Lawrence Culp, Jr.
H. Lawrence Culp, Jr.

/s/ Mortimer M. Caplin
Mortimer M. Caplin

/s/ Donald J. Ehrlich
Donald J. Ehrlich

/s/ Mitchell P. Rales
Mitchell P. Rales

/s/ Steven M. Rales
Steven M. Rales

/s/ Linda P. Hefner
Linda P. Hefner

/s/ Walter G. Lohr, Jr.
Walter G. Lohr, Jr.

/s/ Alan G. Spoon
Alan G. Spoon

/s/ John T. Schwieters
John T. Schwieters

/s/ Robert S. Lutz
Robert S. Lutz